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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CIFC Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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CIFC CORP.

250 Park Avenue, 4th Floor
New York, New York 10177

June 1, 2015

Dear Stockholder:

        On behalf of the Board of Directors of CIFC Corp., you are cordially invited to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 26, 2015, at 9:00 a.m. (Eastern Daylight Time) at the offices of CIFC Corp., 250 Park Avenue, 4th Floor, New York, NY 10177.

        The attached proxy statement provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about CIFC Corp. from documents we have filed with the Securities and Exchange Commission.

        Enclosed are a Notice of Annual Meeting of Stockholders and proxy statement describing the formal business to be conducted at the Annual Meeting. We are also providing proxy material access to our stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.astproxyportal.com/ast/16009. Please give the proxy materials your careful attention.

        You are being asked at the Annual Meeting to elect directors, hold an advisory (non-binding) vote on the compensation of our named executive officers, and conduct any other business properly brought before the meeting.

        Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You may vote your shares by completing, dating, signing and returning your proxy card, over the Internet or via a toll-free telephone number, as described in the attached proxy statement and proxy card.

        Thank you in advance for your cooperation and continued support.

Sincerely,

Robert B. Machinist Chairman of the Board of Directors

        This proxy statement is dated June 1, 2015, and is first being sent or given to stockholders on or about June 15, 2015.

CIFC CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 26, 2015
9:00 a.m., Eastern Daylight Time

To the Stockholders of CIFC Corp.:

        The 2015 Annual Meeting of Stockholders (the "Annual Meeting") will be held on June 26, 2015 at 9:00 a.m. (Eastern Daylight Time) at the offices of CIFC Corp., 250 Park Avenue, 4th Floor, New York, NY 10177. The purpose of the meeting is to:

  1.
  elect ten directors;

  2.
  hold an advisory (non-binding) vote on the compensation of our named executive officers; and

  3.
  conduct any other business properly brought before the meeting or any adjournments or postponements thereof, if necessary or appropriate to solicit additional proxies in the event there are not sufficient votes at the annual meeting to approve the proposals described above.

        Voting is limited to stockholders of record at the close of business on June 15, 2015. A list of stockholders entitled to vote at the meeting, and any postponements or adjournments of the meeting, will be available for examination between the hours of 9:00 a.m. and 6:00 p.m. at our headquarters at 250 Park Avenue, 4th Floor, New York, New York 10177 during the ten days prior to the meeting and also at the meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares by completing, signing and dating the enclosed proxy card, over the Internet or via the toll-free telephone number, as described in the attached proxy statement and proxy card. Your prompt cooperation is greatly appreciated.

By Order of the Board of Directors,

Robert C. Milton, III General Counsel and Secretary

June 1, 2015

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Shareholders to be held on June 26, 2015. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 and the 2015 Proxy Statement are available at www.astproxyportal.com/ast/16009. These documents are also available free of charge by calling the Company at (646) 367-6633 or by contacting the Company's investor relations department by email at Investor@cifc.com.

i

CIFC CORP.
250 Park Avenue, 4th Floor
New York, New York 10177

SUMMARY OF THE ANNUAL MEETING

Annual Meeting

        The 2015 Annual Meeting of Stockholders (the "Annual Meeting") of CIFC Corp. (referred to herein as the "Company," "CIFC," "we," "us" or "our" as the context requires) will be held at the offices of CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177, on June 26, 2015, at 9:00 a.m. (Eastern Daylight Time).

Agenda

        The agenda for the meeting is to:

  1.
  elect ten directors;

  2.
  hold an advisory (non-binding) vote on the compensation of our named executive officers; and

  3.
  conduct any other business properly brought before the meeting or any adjournments or postponements thereof, if necessary or appropriate to solicit additional proxies in the event there are not sufficient votes at the annual meeting to approve the proposals described above.

Record Date

        The date to determine stockholders entitled to notice of and to vote at the meeting is the close of business on June 15, 2015 (the "Record Date").

Notice Regarding Delivery of Stockholder Documents

        The SEC's rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling (800) 353-0103 or in writing at 51 Mercedes Way, Edgewood, New York 11717.

        In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting American Stock Transfer & Trust Company, LLC by calling (800) 937-5449 or in writing at 6201 15th Avenue, Brooklyn, New York 11219 or sending a written request to CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177, Attention: Investor Relations.

Proxy Solicitation

        CIFC's Board of Directors (the "Board") is soliciting your proxy to vote your shares of common stock at our Annual Meeting. The cost of the solicitation of proxies for the Annual Meeting will be paid by the Company.

Information about Voting

        You may vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

  •
  By Internet—You can vote over the Internet at www.voteproxy.com by following the instructions on the proxy card;

  •
  By Telephone—You can vote by telephone by calling 1-800-PROXIES (1-800-776-9437) and following the instructions on the proxy card; or

  •
  By Mail—You can vote by completing, dating, signing and returning the proxy card.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on June 25, 2015.

        Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been executed and dated. If you execute and return your proxy card by mail but provide no specific instructions in the proxy card, your shares will be voted FOR the director nominees named on the proxy card, and FOR the approval of, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

        We do not intend to bring any matters before the meeting except those indicated in the Notice of Annual Meeting of Stockholders and described in this proxy statement, and we do not know of any matter which anyone else intends to present for action at the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will be authorized to vote or otherwise act in accordance with their judgment.

Revoking Proxies

        You may revoke your proxy at any time before it is voted at the meeting by:

  •
  delivering to our Secretary, a signed, written revocation letter dated later than the date of your proxy;

  •
  submitting a proxy to CIFC by telephone, Internet or mail that is dated later than the date of any proxy that you previously submitted; or

  •
  attending the meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting in order to revoke your proxy).

Outstanding Shares

        As of April 15, 2015, there were approximately 25,300,959 shares of our common stock outstanding. Our common stock is the only class of voting securities outstanding.

Quorum

        A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below under "Required Vote") are counted for purposes of determining whether a quorum is present.

Voting

        Each share of common stock that you hold as of the Record Date entitles you to one vote, without cumulation, on each matter to be voted upon at the meeting.

Required Vote

        To be elected, director nominees must receive the affirmative vote of a plurality of the votes cast (Proposal No. 1). The individuals who receive the largest number of "for" votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Accordingly, the ten nominees who receive the most "for" votes will be elected as directors.

        For the approval of an advisory (non-binding) vote on the compensation of our named executive officers (Proposal No. 2) and any other matter that may properly come before the Annual Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting on such matter is required for approval.

        Abstentions on any matter will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote on such other items.

Shares Held Through a Bank, Broker or Other Nominee

        If you hold your shares in "street name" through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should follow the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters but may not be permitted to exercise voting discretion with respect to non-routine matters (Proposal No. 1 (election of directors) and (Proposal No. 2 (advisory (non-binding) vote on the compensation of our named executive officers)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 1 and Proposal No. 2, your shares will not be voted on such proposals. These shares are called "broker non-votes." Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Broker non-votes are not considered votes for or against any particular proposal and therefore will have no direct impact on any proposal. We urge you to provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the meeting.

 ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

        The Board presently has eleven directors. However, two members of the Board, Iosif Bakaleynik and Paul F. Lipari, each of whom has served as a director since 2013 and 2011, respectively, have not been re-nominated for election at the Annual Meeting and their respective terms as directors will expire at the Annual Meeting. The Board has nominated the individuals listed below, including one new nominee, to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2016 or until their successors, if any, are elected or appointed. As a result of the departure of Messrs. Bakaleynik and Lipari from the Board, the Board has reduced the number of directors from eleven to ten, such reduction to be effective at the Annual Meeting. To be elected, director nominees must receive the affirmative vote of a plurality of the votes cast. The individuals who receive the largest number of "for" votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Accordingly, the ten nominees who receive the most "for" votes will be elected as directors. Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees.

        All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the meeting.

Name	Age	Position
Paolo Amato	50	Director
Ehud Barak	73	Director
Jason Epstein	41	Director
Peter Gleysteen	64	Vice Chairman of the Board
Andrew Intrater	53	Director
Robert B. Machinist	62	Chairman of the Board
Marco Musetti	45	Director
Daniel K. Schrupp	47	Director
Jeffrey S. Serota	48	Director
Stephen F. Smith	74	Director

        Biographical information relating to each of the director nominees is set forth under "Directors and Corporate Governance" and incorporated by reference herein. In addition, the Board has made the independence determination with respect to each of our directors as described under "Independence of Directors; Controlled Company Exemption."

        THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR
NOMINEE.

        PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

        Set forth below is a description of the business experience of each director, as well as the specific qualifications, skills and experiences considered by the Nominating and Corporate Governance Committee (the "Nominating Committee") and the Board in recommending our slate of director nominees. All director nominees listed below, except Paolo Amato, currently serve as our directors and are nominated for reelection to the Board for a term expiring at the annual meeting of stockholders in 2016. See "Election of Directors (Proposal No. 1)."

Paolo Amato	Biography

Mr. Amato is a newly nominated candidate to CIFC's Board. Mr. Amato has served as the Chief Financial Officer of Renova Management AG, an investment company based in Zurich, Switzerland, since February 2015. From 2009 to 2014, Mr. Amato worked at Alitalia Compagnia Aerea Italiana, the flag carrier and national airline of Italy, first, as Executive Vice President & Chief Financial Officer, and from March 2013 through December 2014 as Deputy General Manager. In this capacity he oversaw the realization of Alitalia's strategic partnership with Etihad Airways; co-chaired the partnership with AirFrance-KLM; managed the transatlantic joint venture between Delta, and AirFrance, KLM and Alitalia; assured the business integration of AirOne S.p.A. and managed continuous cost cutting initiatives. In 2003, Mr. Amato was appointed Chief Financial Officer of Ariston Thermo Group and in 2008 General Director of Merloni Finanziaria, the Group's holding company. From 2000 to 2003 he was the founding partner and Co-CEO of the venture capital firm, eNutrix S.p.A. Mr. Amato started his career in the New York office of Finmeccanica S.p.A. in 1989. In 1994 he joined McKinsey & Company in Buenos Aires and then relocated to Rome and Zurich as Senior Engagement Manager. From 2012 to January 2015, Mr. Amato served as the Chairman of the Board of AirOne S.p.A. From 2013 to December 2014 he served as an independent director of Indesit Company S.p.A. (sold to Whirlpool in December 2014), and from 2012 to 2013 he served as a director of Advanced Capital S.G.R. S.p.A. (fund of funds). Mr. Amato received a B.S. in Mechanical Engineering from The Sapienza University of Rome in 1989 and an M.B.A. from Harvard Business School in 1994.
Qualifications

Mr. Amato brings to the Board extensive business and transaction experience obtained from leadership roles in the airline industry and in consulting and venture capital, as well as service on various boards of directors.

Ehud Barak	Biography

Mr. Barak has been a member of the Board since January 2014. Mr. Barak is an internationally renowned leader and statesman, who most recently served as the Defense Minister of Israel from 2007 to 2013. He announced his retirement from politics in 2013 after almost two decades at the top ranks of the Israeli government, including terms as Israel's 10th Prime Minister, Minister of Foreign Affairs, and Minister of the Interior. Prior to his political career, Mr. Barak had an illustrious 36-year military career that included various top posts in the Israel Defense Forces (IDF), including the Head of Planning, Head of Military Intelligence, Commander of the Central Command, Deputy Chief of Staff, Commander of Sayaret Matkal (Israel's Elite Commando Unit), and ultimately culminating in his tenure as the Chief of General Staff for the IDF from 1991-1995. Based on his distinguished military career, Mr. Barak is widely recognized as the most decorated soldier in the history of the IDF. In addition to his political and military experience, during a hiatus from public life (2001-2007), Mr. Barak entered the private sector, where he consulted and acted as a strategic adviser for a number of prestigious private equity firms and hedge funds, as well as consulting on security-related issues and earning accolades on the international lecture circuit. Mr. Barak has a M.S. in Engineering-Economic Systems from Stanford University in California and a B.S. in Physics and Mathematics from the Hebrew University of Jerusalem.
Qualifications

Mr. Barak brings to the Board extensive business and transaction experience obtained from leadership roles in the military and in the top ranks of the Israeli government, as well as advising and consulting for a number of private equity firms and hedge funds.
Jason Epstein	Biography

Mr. Epstein has been a member of the Board since June 2010. Mr. Epstein has been a Senior Managing Partner of Columbus Nova, a private investment firm, primarily responsible for private investment activities, since 2002. In 1998, Mr. Epstein founded eLink Communications, a provider of broadband, networking and application services, and served as its Chief Executive Officer for three years, until September 2001. Before founding eLink, Mr. Epstein was also an initial employee of Catalyst Health Solutions, Inc., a full-service pharmacy management company. Since June 2006, Mr. Epstein has served on the Board of Directors of White Energy, Inc. Since 2008, Mr. Epstein has been a board member of Cyalume Technologies Holdings, Inc. Mr. Epstein received a B.A. from Tufts University and currently serves on the University's Board of Overseers of the School of Liberal Arts.

Qualifications

Mr. Epstein brings to the Board extensive business and transaction experience obtained from leadership roles in the telecommunications, healthcare and asset management sectors, as well as service on various boards of directors of portfolio companies.
Peter Gleysteen	Biography

Mr. Gleysteen has been a member of the Board since April 2011. Mr. Gleysteen is the Vice-Chairman of CIFC Corp. He previously was the Company's Chief Executive Officer, serving from 2011 to early 2014. In 2005, Mr. Gleysteen founded Commercial Industrial Finance Corp. ("Legacy CIFC") and was its Chief Executive Officer from 2005 to 2011 when it merged into the Company, at which point Mr. Gleysteen became the Chief Executive Officer of the Company. Mr. Gleysteen previously had a 25 year career at JPMorgan Chase & Co. and its banking and securities subsidiaries (and at its predecessor institutions, Chase Manhattan Corp. and Chemical Banking Corp., which are together referred to herein as "JPM"), where he co-founded and was the executive responsible for the global loan syndications business and the corporate loan portfolio. Mr. Gleysteen was a member of Chase Manhattan's Management and Credit Committees, and co-chair of the Investment Banking Division Balance Sheet Committee. Upon the combination of Chase Manhattan Corp. and JP Morgan & Co., Mr. Gleysteen served as Chief Credit Officer of JPMorgan Chase. Prior to joining what became the syndications group in Chemical Bank's Treasury Division (before its merger with Manufacturers Hanover Corp.), Mr. Gleysteen was a banker in the International Banking Division and then the Corporate Banking Division. Mr. Gleysteen joined Chemical Bank's Management & Credit Training Program in 1975. Mr. Gleysteen received a B.A. in History from Trinity College and an M.B.A. from The University of Chicago. Mr. Gleysteen is a member of the Council on Foreign Relations and a Trustee of Mystic Seaport Museum.
Qualifications

Mr. Gleysteen brings to the Board extensive business and management experience obtained from leadership roles at JPMorgan Chase and CIFC Corp. and in the banking and capital markets and asset management sectors, including running complex credit based businesses through business cycles and capital markets crises, and integrating such complex businesses through acquisitions and mergers.

Andrew Intrater	Biography

Mr. Intrater has been a member of the Board since June 2010. Mr. Intrater has been the Chief Executive Officer of Columbus Nova, a multi-strategy investment firm, since January 2000. Through the acquisition of a controlling interest in the Company in 2010 and the subsequent merger of the Company with Commercial Industrial Finance Corp., he helped grow Columbus Nova's and the Company's CLO asset management platform from $2 billion of assets under management in 2007 into one of the largest, leading U.S. CLO asset managers with $14 billion of loan-based assets under management. His international transactional experience includes a $51-million equity/debt investment in 2005 for a controlling stake in MOCC (Moscow Cablecom Corp—today known as AKADO), a Moscow-based broadband multi-system operator. Mr. Intrater is also a former director and current Member of the Executive Board of Renova Management, a global leader in energy, base metals and mining industries. Mr. Intrater is a Managing Director at Columbus Nova Technology Partners, a multi-stage technology investment firm and has over 25 years of general management and transactional experience obtained from leadership roles in the technology and asset management sectors, as well as over 20 years of service on the boards of directors of public companies. He has served on the board of Cyalume Technologies Inc. since September 2009. In 1985 he founded ATI, the predecessor of Oryx Technology Corp. He served Oryx as President and Chief Operating Officer until 1999 as it grew into a leading manufacturer of semiconductor test equipment. He led its 1994 initial public offering and oversaw two strategic acquisitions, including the purchase of Zenith's power converter division. Mr. Intrater received a B.S. in Chemical Engineering from Rutgers University and performed graduate studies in Materials Science at Columbia University.
Qualifications

Mr. Intrater brings to the Board over 25 years of experience in general management, including business and transaction experience obtained from leadership roles in the technology and asset management sectors, as well as over 16 years of service on the boards of directors of other public companies.

Robert B. Machinist	Biography

Mr. Machinist has been a member of the Board since December 2004 and Chairman since December 2013. He is currently Chairman of the Board of Advisors of MESA, a leading merchant bank specializing in media and entertainment industry transactions. Mr. Machinist also runs a private family investment company. In addition, he is a member of the Board of Directors of Pyrolyx AG and Maimonides Medical Center, as well as Vice Chairman of Maimonides. He was the Chairman of Atrinsic, a publicly listed interactive media company, through 2008. From 2001 to 2005 Mr. Machinist was Managing Partner of M Capital Partners, a private investment fund. From 1998 to December 2001, Mr. Machinist was Managing Director and Head of Investment Banking for the Bank of New York and its Capital Markets division. From January 1986 to November 1998, he was President and one of the principal founders of Patricof & Co. Capital Corp. (and its successor companies), a multinational investment banking business, until its acquisition by the Bank of New York. Mr. Machinist received a B.A. from Vassar College.
Qualifications

Mr. Machinist brings to the Board extensive capital markets and investment banking expertise and financial skills obtained through leadership positions with investment and merchant banking firms and service on the board of directors of other public companies.
Marco Musetti	Biography

Mr. Musetti has been a member of the Board since January 2014. Mr. Musetti has been a senior officer at Renova Management AG, Zürich, Switzerland since 2007. Currently he serves as a member of the supervisory board of Renova U.S. Holdings, Ltd., a member of the Board of Directors of Sulzer AG, the Chairman of the Board of Energetic Source Spa, and a member of the Board of Schmolz & Bickembach AG, Emmenbrucke, Switzerland. From 1992 to 1998, he was the deputy head of the metals desk at Banques Bruxelles Lambert (Suisse) S.A., and from 1998 to 2000, he worked for Banque Cantonale Vaudoise, Lausanne as the head of the metals and structured finance desk. Between 2000 and 2007, Mr. Musetti acted as the Chief Operating Officer and the deputy Chief Executive Officer for Aluminum Silicon Marketing GmbH. From 2008 to 2013, he was the deputy chairman of Venetos Management AG, a Renova group company. Between 2007 and 2013, he served as the Chairman of the board of directors of Avelar Energy Ltd., a Renova group company. Mr. Musetti has a degree in economics from the University of Lausanne and a Master of Science in Accounting and Finance from the London School of Economics and Political Science.

Qualifications
Mr. Musetti brings to the Board extensive business experience obtained from advising and investing in many sectors, including, but not limited to, financial services, manufacturing and energy.
Daniel K. Schrupp	Biography

Mr. Schrupp has been a member of the Board since November 2014. He is currently a Principal at Camdor Global Advisors plc, which advises insurance companies on their investments. From June 2008 to August 2013, Mr. Schrupp served as the Chief Investment Officer of Lucida plc, a specialty UK insurance company involved in the pension and bulk annuity markets. From July 2004 through May 2008, Mr. Schrupp was the Senior Portfolio Manager of Aozora Bank Ltd., a Japanese commercial bank, and at the bank's investment subsidiary, Aozora Investment Management Ltd., which he co-founded, where he managed leveraged credit portfolios. Prior to that, Mr. Schrupp held investment banking positions, primarily focused on debt-capital raising activities, at Glocap Advisors, a boutique banking firm focused on the middle market (2002-2004), CIBC World Markets Corp. (1998-2001) and Salomon Brothers Inc. (1994-1997). He previously served on the Board of the Company as a nonexecutive, independent director from June 2010 to May 2011. Mr. Schrupp received a B.A. in Economics from Yale University and an M.B.A. from the Tuck School at Dartmouth College.
Qualifications

Mr. Schrupp brings to the Board extensive credit investment, capital markets and investment banking expertise and financial skills obtained through leadership positions with insurance and investment banking firms.
Jeffrey S. Serota	Biography

Mr. Serota has been a member of the Board since August 2014. From September 1997 to April 2014, Mr. Serota served as Senior Partner in the Private Equity Group and then as Senior Advisor to Ares Management LLC, an alternative asset investment firm. Prior to joining Ares, Mr. Serota worked at Bear Stearns from March 1996 to September 1997, where he specialized in providing investment banking services to financial sponsor clients of the firm. He currently serves on the boards of directors of EXCO Resources, Inc. (NYSE: XCO), a natural gas and oil company, and SandRidge Energy, Inc. and he previously served on the boards of directors of WCA Waste Corporation, Douglas Dynamics, Inc. and Lyondell Bassell, N.V. Mr. Serota received a Bachelor of Science degree in Economics from the University of Pennsylvania's Wharton School of Business and received a Master of Business Administration degree from UCLA's Anderson School of Management.

Qualifications

Mr. Serota brings to the Board extensive capital markets and investment banking expertise and financial skills obtained through leadership positions with investment banking firms and service on the board of directors of other public companies.
Stephen F. Smith	Biography

Mr. Smith has been a member of the Board since November 2014. From January 1980 to June 2004, Mr. Smith served as a director and Executive Vice President of Sandefer Oil & Gas, Inc., an independent oil and gas exploration and production company. From June 2004 to June 2013, Mr. Smith served in various capacities at Exco Resources, Inc. He joined Exco Resources, Inc. in June 2004 as Vice Chairman of its Board of Directors and was appointed President and Secretary in October 2005. He served as Secretary of Exco Resources until April 2006 and as President until February 28, 2013 when he decided to retire from Exco Resources. He currently serves as a consultant to Exco Resources. Prior to that, Mr. Smith was an Audit Partner at Arthur Andersen & Co. Mr. Smith received a Bachelor of Business Administration degree from the University of Texas at Austin in 1962.
Qualifications

Mr. Smith brings to the Board business and transaction expertise and financial skills obtained from leadership positions in the oil and gas industry and service on the board of directors of other companies.

Board Composition and Criteria for Selection of Directors

        Pursuant to the Third Amended and Restated Stockholders Agreement (the "Stockholders Agreement") by and between the Company and DFR Holdings, LLC ("DFR Holdings"), the Board will nominate, or cause to be nominated, and recommend for election, and DFR Holdings will take all necessary action to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders for the election of directors, the following persons will be elected to the Board:

  •
  six directors designated by DFR Holdings (Messrs. Amato, Barak, Epstein, Intrater, Machinist, and Musetti);

  •
  the Company's then serving Chief Executive Officer;

  •
  three individuals who qualify as independent directors pursuant to the Stockholders Agreement and applicable NASDAQ Listing Rules recommended by the Nominating Committee (Messrs. Schrupp, Serota and Smith); and

  •
  one director designated by the Nominating Committee.

        DFR Holdings has currently waived the provision under the Stockholders Agreement that requires the size of the Board of Directors to be set at eleven.

        With respect to the independent directors that the Nominating Committee may recommend, the Nominating Committee has not established specific minimum qualifications, or specific qualities or skills, for directors. The Nominating Committee typically recommends candidates based on its overall assessment of their skills and characteristics and the composition of our Board as a whole, including the nominee's independence under our categorical independence standards and director diversity, skills and experience in the context of our Board's needs. The Nominating Committee's process for identifying and evaluating director nominees is based on various factors, including recommendations from our directors and officers and participants in the industry in which we operate. The Nominating Committee considers, without limitation, a director nominee's independence, skills and other attributes, experience, perspective, background and diversity. In evaluating director nominees, the Nominating Committee defines "diversity" broadly and considers diversity with respect to viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations. In connection with the Annual Meeting, the Nominating Committee nominates each independent director for election at the Annual Meeting based upon an evaluation of each director.

Recommendation of Directors by Stockholders

        The charter of the Nominating Committee provides that such committee shall consider director nominations from our stockholders. The nominating stockholder must deliver the nomination to our Secretary at least 90 days and no more than 120 days before the first anniversary of the date of the preceding year's annual stockholders meeting, and the stockholder must provide a detailed statement of the nominee's qualifications and the nominee's written consent. If the date of the annual meeting is more than 30 days before or more than 70 days after the first anniversary of the preceding year's annual meeting, then the nomination must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

Independence of Directors; Controlled Company Exemption

        As required by the NASDAQ Listing Rules, the Board evaluates the independence of its members at least annually and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one of our directors. The Board has determined that Messrs. Serota, Schrupp and Smith have no material relationships with us and are "independent" as that term is defined under the general independence standards of NASDAQ. The remaining members of the Board are not "independent" as that term is defined under the general independence standards of NASDAQ. DFR Holdings holds over 50% of the outstanding stock of the Company thereby allowing the Company to elect to become a "controlled company" as defined by Rule 5615(c) of the NASDAQ Listing Rules. As a result, the Company is exempt from substantially all corporate governance and independence requirements other than those related to the Audit Committee of the Board (the "Audit Committee"). Pursuant to the Stockholders Agreement, the Company must elect to be a "controlled company" for so long as DFR Holdings holds over 50% of the outstanding stock of the Company. DFR Holdings will take all action necessary for the Company to be treated as a "controlled company" (other than not transferring shares) and make all necessary filings and disclosures associated with such status. As such, the Company is not required to have a majority of independent directors, and Messrs. Serota, Schrupp and Smith are the Company's only independent directors.

Board's Role in Risk Oversight

        The Board is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately. As set forth in the Audit Committee charter, the Audit Committee is charged with the evaluation of risk assessment and the Company's risk management policies. In fulfilling this role, the Audit Committee receives reports directly from the Company's internal audit function. In addition, the Audit Committee reviews and approves the internal audit plan once a year and receives periodic reports from members of senior management and an internal audit on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks.

        Our other Board committees also have responsibility for the oversight of risk management. For example, the Compensation Committee considers the risks associated with our compensation policies and practices. Further, the Nominating Committee oversees risks associated with our governance structure and processes and annually reviews our organizational documents and other policies. The committees primarily keep the Board informed of their risk oversight and related activities through reports of the committee chairmen to the full Board. The Board also considers specific risk topics in connection with strategic planning and other matters.

Corporate Governance

        The Company and its operating subsidiaries have adopted codes of ethics that apply to their officers, directors and employees. The Company's codes include a Code of Ethics, as defined in Item 406 of Regulation S-K, that applies to its principal executive officers, principal financial officer, principal accounting officer or controller and persons performing similar functions. All of the Company's corporate governance documents, including the Code of Ethics and committee charters are available free of charge on the Company's website at www.cifc.com and will be provided free of charge to any stockholder requesting copies by writing to: Attn: Investor Relations, CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177. Any waiver granted by the Company to its principal executive officers, principal financial officer, principal accounting officer or controller under the Code of Ethics, or certain amendments to the Code of Ethics or its other corporate governance documents that are required to be disclosed pursuant to the rules of the SEC or NASDAQ, will be disclosed on the Company's website at www.cifc.com under the section entitled "Our Shareholders—Corporate Governance."

Other Board Information

Leadership Structure of the Board

        The Board has separated the roles of Co-Presidents and Chairman of the Board; however, the Board has not created the role of a lead independent director. We believe that separation of the roles of our Co-Presidents and Chairman allows our Co-Presidents to focus on the direction of our business strategy, growth and development, while allowing our Chairman to lead the Board in its fundamental role of providing advice to, and oversight of, management. Robert B. Machinist has served as the Chairman of the Board since December 2013 and has been a member of the Board since 2004. The Board believes Mr. Machinist is best suited to serve as Chairman of the Board because of his long tenure on the Board, extensive capital markets and investment banking expertise, financial skills obtained through leadership positions with investment and merchant banking firms, and service on the board of directors of other public companies.

  Board Meetings

        The Board and its committees meet throughout the year on a predetermined schedule, and also hold special meetings and act by written consent from time to time. The Board held seven meetings (including regularly scheduled and special meetings) during the year ended December 31, 2014. Each director attended at least 75% of the total number of board meetings and committee meetings on which they served in the year ended December 31, 2014.

        Although the Company does not maintain a formal policy regarding director and management attendance at stockholder meetings, we encourage our directors and key members of management to attend the Company's annual meetings.

Meetings of Independent Directors

        The NASDAQ Listing Rules contemplate that the independent members of the Board will meet during the year in separate closed meetings referred to as "executive sessions" without any employee director or executive officer present. Executive sessions were held from time to time before or after regularly scheduled Board meetings during the year ended December 31, 2014.

Committees of the Board

        The Board has established three committees—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee—to carry out certain responsibilities and to assist the Board in meeting its fiduciary obligations. The Audit Committee consists entirely of independent directors. The following table sets forth certain information for each current standing committee of the Board:

Committee Name	Committee Members	Committee Chair	Number of Meetings in 2014	Summary of Committee Functions (see committee charters for full descriptions)
Audit Committee(1)(2)(3)(4)	Stephen F. Smith Daniel K. Schrupp Jeffrey S. Serota	Stephen F. Smith	5	Assists the Board in overseeing the Company's accounting and financial reporting processes, the integrity and audits of its consolidated financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of its accountants and the performance of those accountants and its internal auditors; reviews the Company's related party transactions; appoints the Company's independent accountants and reviews with the accountants the plans and results of the audit engagement; approves professional services provided by the accountants; reviews the adequacy of its internal accounting controls; establishes procedures for the submission and treatment of concerns and complaints relating to accounting matters, internal controls and questionable accounting or auditing matters.
Compensation Committee(4)	Andrew Intrater Paul F. Lipari(5)	Andrew Intrater	2

Evaluates performance of and determines and approves compensation for the CEO, executive officers, senior management and other employees; produces compensation committee report required by the SEC; makes recommendations to the Board regarding the Company's equity incentive plans and administers and approves grants under such plan; reviews director compensation and makes related recommendations to the Board.

Nominating and Corporate Governance Committee(3)	Jason Epstein	Jason Epstein	0

Recommends to the Board qualified candidates for election as directors and recommends to the Board a slate of nominees for election as independent directors at the annual meeting of stockholders; submits to the Board selection criteria for director nominees; advises the Board on matters involving general operation of the Board and the Company's corporate governance; annually recommends to the Board nominees for each Board committee; facilitates the assessment of the Board's performance and of the individual directors and reports thereon to the Board.

(1)
The Board has determined that Stephen F. Smith is a financial expert as defined by the regulations of the SEC and that each member of the committee is financially literate.

(2)
Robert A. Machinist served as Chairman of the Audit Committee prior to his resignation as a member of the committee in November 2014.

(3)
Frank C. Puleo served on the Audit Committee and served as Chairman of the Nominating and Corporate Governance Committee prior to his resignation as a director in August 2014.

(4)
Frederick Arnold served on the Audit Committee and Compensation Committee prior to his resignation as a director in November 2014.

(5)
Paul F. Lipari will continue to serve on the Compensation Committee until the conclusion of his term and will not be nominated for re-election at the Annual Meeting.

Communications to the Board

        Stockholders wishing to communicate with the Board should send any communication to: Secretary, CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward the communication to the full Board, to a committee of the Board or to any individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Secretary is authorized to discard the communication or take appropriate legal action regarding the communication.

Security Ownership of Certain Beneficial Owners, Directors and Management

Persons Who Beneficially Own More Than 5% of the Company's Voting Securities

        The following table shows, as of April 15, 2015, the persons that are known to the Company to be the beneficial owners of more than 5% of the Company's common stock, which is the only class of voting stock the Company has outstanding. Each share of the Company's common stock is entitled to one vote. As of April 15, 2015, there were approximately 25,300,959 shares of common stock outstanding. The table is based on stockholder filings with the SEC under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
DFR Holdings LLC, Bounty Investments LLC, Santa Maria Overseas Ltd., Mayflower Trust, and TZ Columbus Services Limited, c/o Renova U.S. Management LLC, 601 Lexington Avenue, 58th Floor, New York, New York 10022 (for DFR Holdings LLC and Bounty Investments LLC), 2nd Terrace West, Centreville, Nassau, Bahamas (for Santa Maria Oversees Ltd.), Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, BVI (for Mayflower Trust and TZ Columbus Services Limited)(1)	18,790,817	74.3%
Joseph A. Jolson, 600 Montgomery Street, Suite 1700, San Francisco, CA 94111(2)	1,404,160	5.6%

(1)
Based on a Schedule 13D/A filed on April 10, 2015 by DFR Holdings. Does not include a warrant to purchase 2,000,000 additional shares of common stock at $6.375 per share.

(2)
Based on a Schedule 13G/A filed on January 27, 2015 by Joseph A. Jolson.

Ownership of Common Stock By Directors and Executive Officers

        The following table shows, as of April 15, 2015, the beneficial ownership of the Company's common stock by its directors, named executive officers and all of its directors and executive officers as a group. None of the shares listed below has been pledged as security except as specifically described in the footnotes to this table and the share amounts include those of directors and executive officers who have the right to acquire beneficial ownership of any additional shares within 60 days after April 15,

2015. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177.

Name of Beneficial Owner	Common Stock	Options and RSUs (acquirable within 60 days)(1)	Total	Percent of Class(2)
Iosif Bakaleynik(3)	0	0	0	*
Ehud Barak	0	0	0	*
Jason Epstein(4)	0	0	0	*
Peter Gleysteen	0	1,207,813	1,207,813	4.56%
Andrew Intrater(4)	0	0	0	*
Paul F. Lipari(3)(4)	0	0	0	*
Robert B. Machinist	55,947	0	55,947	*
Marco Musetti	0	0	0	*
Daniel K. Schrupp	3,111	0	0	*
Jeffrey S. Serota	0	0	0	*
Stephen F. Smith	0	0	0	*
Rahul Agarwal	7,500	56,250	63,750	*
Robert C. Milton, III	2,500	157,891	160,391	*
Stephen J. Vaccaro	81,223	515,885	597,108	2.31%
Oliver Wriedt	303,647	721,875	1,025,522	3.94%
All directors and executive officers as a group (15 persons)	453,928	2,659,714	3,110,531	11.12%

*
Less than 1%.

(1)
Includes vested options, and options and RSUs that will vest within 60 days of April 15, 2015.

(2)
Based on 25,300,959 shares of common stock outstanding as of April 15, 2015 plus, in the case of the calculation for each beneficial owner, the number of options and RSUs acquirable within 60 days by such beneficial owner.

(3)
Each of Messrs. Bakaleynik and Lipari have not been re-nominated for election at the Annual Meeting and their respective terms as directors will expire at the Annual Meeting.

(4)
Pursuant to the Assignment and Contribution Agreement, dated April 13, 2011, Bounty Investments, LLC ("Bounty"), assigned and contributed its shares of common stock and the Convertible Notes of the Company, and all rights and obligations thereto, to DFR Holdings. Bounty owns 99% of the equity interests of DFR Holdings. DFR Management Holdings, LLC ("DFR Management") has 1% of the percentage interest in DFR Holdings. Mr. Intrater is the manager of DFR Holdings and the managing member of DFR Management and owns 30% of the percentage interest in DFR Management. Messrs. Lipari and Epstein each individually owns 30% of the percentage interest in DFR Management. As of April 15, 2015, DFR Holdings was the direct beneficial owner of (i) 18,790,817 shares of the Company's common stock and (ii) warrants to purchase 2,000,000 shares of the Company's common stock at $6.375 per share. Each of Messrs. Epstein, Intrater and Lipari are expected to contribute their 5,854 restricted stock units to DFR Holdings, LLC upon their vesting on the date of the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2014, except that Jeffrey S. Serota inadvertently failed to timely file a report upon becoming a director of the Company.

 MANAGEMENT

Executive Officers

        The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position
Stephen J. Vaccaro(1)	60	Chief Investment Officer and Co-President
Oliver Wriedt(1)	43	Co-President
Rahul Agarwal	42	Chief Financial Officer
Robert C. Milton, III	43	General Counsel, Secretary and Chief Compliance Officer

(1)
On February 25, 2014 Stephen Vaccaro and Oliver Wriedt were named Co-Presidents. Concurrent with the appointments, Peter Gleysteen resigned as Chief Executive Officer and President and serves as Vice Chairman of the Company's Board of Directors.

Stephen J. Vaccaro	Biography

Mr. Vaccaro has held the position of Co-President of the Company since February 2014 and has served as Chief Investment Officer of the Company since April 2011. Prior to joining Commercial Industrial Finance Corp. in 2006 as its Co-Chief Investment Officer, Mr. Vaccaro spent 25 years at JPMorgan Chase where he began his banking career and where he received his credit training. At JPMorgan Chase, Mr. Vaccaro's roles included Managing Director and Co-Head of the firm's Media group. Mr. Vaccaro's experience at JPMorgan Chase also included merchant banking, including mezzanine and equity co-investing, and roles as a Credit Supervising Officer in the bank's Corporate Banking Department, member of the bank's Credit Audit group and Team Leader in the firm's Land Transportation/Global Automotive corporate lending group. Mr. Vaccaro holds a B.A. in Economics from Cornell University.
Oliver Wriedt	Biography

Mr. Wriedt has held the position of Co-President of the Company since February 2014 and served as Head of Capital Markets & Distribution from March 2012 to August 2014. Prior to joining CIFC, Mr. Wriedt was a Managing Director in Providence Equity Partner's Capital Markets Group based in New York from 2010 through 2012. Prior to joining Providence in 2010, Mr. Wriedt was a Partner at Sciens Capital Management. From 2004 through 2008, Mr. Wriedt was a Partner and Global Co-Head of Marketing and Structured Products at GoldenTree Asset Management. From 1998 through 2004 Mr. Wriedt was at Deutsche Bank in London and New York, where he held several sales management positions, most recently as a Managing Director running the alternative asset solutions effort in North America. Before joining Deutsche Bank in 1998, Mr. Wriedt spent five years at NORD/LB in Hanover, Singapore and New York. Mr. Wriedt received a B.A. in History and Economics from Duke University.

Rahul Agarwal	Biography

Mr. Agarwal has held the position of Chief Financial Officer since December 2012. Prior to joining CIFC, Mr. Agarwal served as Co-Head of Finance for the Private Equity business of The Blackstone Group L.P. ("Blackstone"), where he was responsible for transaction structuring, investor reporting, preparation and analysis of financial statements, tax compliance and reporting, internal controls, SEC reporting and implementing technology solutions to enhance efficiencies and scalability. Before joining Blackstone, Mr. Agarwal held positions at Deloitte & Touche, Citigroup and Ernst & Young. Mr. Agarwal holds a Bachelor's degree in Commerce from the University of Mumbai (India) and Chartered Accountant certificate. Mr. Agarwal is a Certified Public Accountant and a CFA charterholder.
Robert C. Milton, III	Biography

Mr. Milton has held the position of General Counsel, Secretary and Chief Compliance Officer since November 2011. Prior to joining Commercial Industrial Finance Corp. as its General Counsel, Secretary and Chief Compliance Officer in 2008, Mr. Milton was an attorney with Milbank, Tweed, Hadley & McCloy LLP from 1999 to 2008, where he worked in the Corporate Finance Group in both the New York and London offices advising asset managers, banks, underwriters, hedge funds and other financial institutions across a wide range of domestic and cross border transactions. Mr. Milton holds a B.A. in Mathematics from Vassar College and a J.D. and an M.B.A. from Vanderbilt University. He was admitted to the New York Bar in 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table discloses the compensation information for the years ended December 31, 2014 and 2013 for our principal executive officers ("PEOs"), our Vice Chairman and former chief executive officer and the two most highly compensated executive officers other than the PEOs who were serving as executive officers at the end of the last completed year.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Nonequity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Peter Gleysteen(6)	2014	$600,000	$350,000	$—	$—	$191,974	$182	$1,142,156
Vice Chairman,	2013	$600,000	$60,000	$—	$1,810,332	$731,974	$198	$3,202,504
Former Chief Executive Officer and President
Stephen J. Vaccaro	2014	$750,000	$250,000	$3,712,324	$235,000	$1,139,617	$34,618	$6,121,559
Co-President	2013	$500,000	$60,000	$—	$—	$679,617	$129	$1,239,746
Oliver Wriedt	2014	$750,000	$530,000	$3,712,324	$707,000	$1,000,000	$34,528	$6,733,852
Co-President	2013	$500,000	$60,000	$—	$—	$540,000	$30	$1,100,030
Rahul Agarwal	2014	$300,000	$350,000	$370,876	$—	$—	$34,650	$1,055,526
Chief Financial Officer	2013	$300,000	$325,000	$120,000	$—	$—	$29	$745,029
Robert C. Milton, III	2014	$325,000	$275,000	$115,889	$—	$76,789	$34,528	$827,206
General Counsel,	2013	$325,000	$325,000	$—	$—	$76,789	$28	$726,817
Secretary and Chief Compliance Officer

(1)
The bonus amount for Mr. Gleysteen in 2014 is in accordance with the Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement between him and the Company, described in more detail herein. The bonus amount in 2014 in respect of Mr. Wriedt includes a discretionary bonus of $280,000 which is equivalent to the deferred amounts that he would have received in 2013 and 2014 under the 2012 CIFC Executive Incentive Compensation Plan had he been a participant of that plan in 2012. The additional bonus amounts listed represent discretionary awards by the Compensation Committee.

(2)
The amounts listed do not represent the actual amounts paid in cash to or value realized by the named executive officers. The valuation of stock awards is based on the grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Certification ("ASC") Topic 718. The assumptions used to calculate the value of stock awards are set forth in Note 12 to the Company's Form 10-K, as amended, for the fiscal year ended December 31, 2014. For performance-based awards, the grant date fair value is based upon the probable outcome of the awards, which is also the maximum amount payable. On June 13, 2014, the Company granted to each of Messrs. Vaccaro and Wriedt (1) 300,000 Restricted Stock Units that vest in five equal tranches and installments as follows: (i) 60,000 vest at a rate of 20% on December 31, 2014 and in 16 equal quarterly installments thereafter; (ii) 60,000 vest at a rate of 20% on December 31, 2015 and in 16 equal quarterly installments thereafter; (iii) 60,000 vest at a rate of 20% on December 31, 2016 and in 16 equal quarterly installments thereafter; (iv) 60,000 vest at a rate of 20% on December 31, 2017 and in 16 equal quarterly installments thereafter; and (v) 60,000 vest at a rate of 20% on December 31, 2018 and in 16 equal quarterly installments thereafter; (2) 100,000 Restricted Stock Units 50% of which vest on January 1, 2015 and the remaining 50% of which vest on January 1, 2016; and (3) 75,000 Restricted Stock Units subject to performance vesting hurdles in 2014 and service vesting through January 1, 2017.

(3)
The amounts listed do not represent the actual amounts paid in cash to or value realized by the named executive officers. The valuation of option awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth in Note 12 to the Company's Form 10-K, as amended, for the fiscal year ended December 31, 2014. On June 13, 2014, the Company granted to (1) each of Messrs. Vaccaro and Wriedt an option to acquire 100,000 shares of our common stock, with 1/3 of the underlying shares vesting on January 1, 2015 and 1/12th vesting on each of the next eight quarterly anniversaries, with the first quarterly installment vesting on the date that is one year and 3 months from January 1, 2015 and (2) Mr. Wriedt an option to acquire 200,000 shares of our common stock, with 1/4 of the underlying shares vesting on January 1, 2015 and 1/16th vesting on each of the next twelve quarterly anniversaries, with the first quarterly installment vesting on the date that is one year and 3 months from January 1, 2015. All of the stock options awarded on June 13, 2014 had a strike price of $8.81 and are exercisable over a period of ten years from the date of grant. On December 2, 2013, the Company modified Mr. Gleysteen's outstanding options to provide for full vesting and recognized $1,810,332 in incremental fair value.

(4)
The amounts listed with respect to 2014 represent cash incentive bonus payments under the 2014 CIFC Executive Incentive Compensation Plan, adopted pursuant to the 2011 Stock Option and Incentive Plan, as amended (the "Plan"), which were based on the Company's achievement of a specified EBITDA target, the Company's successful launch of certain funds and certain qualitative factors. The amounts listed with respect to 2014 were paid in 2015. The amounts listed with respect to 2013 represent cash incentive bonus payments under the 2013 CIFC Executive Incentive Compensation Plan, adopted pursuant to the Plan, which were based on the Company's achievement of an EBITDA target and the Company's achievement of a new advisory fee revenue target. The amounts listed with respect to 2013 were paid in 2014. In addition, the amounts listed in 2013 and 2014 in respect of Messrs. Gleysteen, Vaccaro and Milton included payments under the 2012 CIFC Executive Incentive Compensation Plan, adopted pursuant to the Plan, which were based in equal parts on the Company's achievement of an EBITDA target, the Company's achievement of a new advisory fee revenue target and awards at the Board's discretion. Such additional amounts in respect of the 2012 CIFC Executive Incentive Compensation Plan were $383,947, $279,234 and $153,578 payable to Messrs. Gleysteen, Vaccaro and Milton, respectively, paid in two equal installments in each of 2013 and 2014.

(5)
Other compensation is comprised of matching and other Company contributions to the executives in the 401(k) plan and Company paid life insurance premiums.

(6)
On February 25, 2014 Stephen Vaccaro and Oliver Wriedt were named Co-Presidents. Concurrent with the appointments, Peter Gleysteen resigned as Chief Executive Officer and President and serves as Vice Chairman of the Company's Board of Directors.

Outstanding Equity Awards at 2014 Year-End

        The following table provides information regarding the current holdings of equity awards by the Company's named executive officers at December 31, 2014.

 Outstanding Equity Awards at December 31, 2014

	Option Award					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date		Number of shares or units of stock that have not vested(#)		Market value of shares of units of stock that have not vested($)(1)
Peter Gleysteen	800,000	—	$7.25	6/30/17	(2)
	150,000	—	$5.10	6/30/17	(2)
	257,813	—	$5.10	6/30/17	(2)
Stephen J. Vaccaro	218,750	31,250	$7.25	6/15/21	(3)
	103,125	46,875	$5.10	3/21/22	(3)
	94,531	42,969	$5.10	3/21/22	(4)
		100,000	$8.81	6/13/24	(5)
						100,000	(6)	$827,000
						288,000	(7)	$2,381,760
						56,250	(8)	$465,188
Oliver Wriedt	395,625	234,375	$4.83	3/1/22	(3)
		100,000	$8.81	6/13/24	(4)
		200,000	$8.81	6/13/24	(9)
						100,000	(6)	$827,000
						288,000	(7)	$2,381,760
						56,250	(8)	$465,188
Rahul Agarwal	50,000	50,000	$7.78	12/21/22	(3)
						7,500	(10)	$62,025
						48,544	(11)	$401,459
Robert C. Milton, III	35,000	5,000	$7.25	6/15/21	(3)
	15,000	5,000	$4.89	11/1/21	(3)
	47,266	21,484	$5.10	3/21/22	(4)
	35,625	35,625	$6.99	12/13/22	(3)
						15,170	(11)	$125,456

(1)
Market value is calculated by multiplying the number of restricted stock units that have not vested by $8.27, which was the closing price of the Company's common stock on the NASDAQ Capital Market on December 31, 2014.

(2)
Pursuant to the Second Amendment to 2011 Stock Option and Incentive Plan Stock Option Award Certificates between the Company and Peter Gleysteen dated December 2, 2013, unvested and non-exercisable options became immediately and fully vested and exercisable and remain exercisable until June 30, 2017, provided Mr. Gleysteen's services continues through December 31, 2016.

(3)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on the first anniversary and 1/16 vesting on each of the next twelve quarterly anniversaries.

(4)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on January 31, 2013 and 1/16 vesting on each of the next twelve quarterly anniversaries.

(5)
The options vest over a period of three years from the date of grant, with 1/3 vesting on January 1, 2015 and 1/12 vesting on each of the next eight quarterly anniversaries.

(6)
50% of the restricted stock units vest on January 1, 2015 and the remaining 50% vests on January 1, 2016.

(7)
The restricted stock units vest in five equal tranches and installments as follows: (i) 60,000 vest at a rate of 20% on December 31, 2014 and in 16 equal quarterly installments thereafter; (ii) 60,000 vest a rate of 20% on December 31, 2015 and in 16 equal quarterly installments thereafter; (iii) 60,000 vest at a rate of 20% on December 31, 2016 and in 16 equal quarterly installments thereafter; (iv) 60,000 vest at a rate of 20% on December 31, 2017 and in 16 equal quarterly installments thereafter; and (v) 60,000 vest at a rate of 20% on December 31, 2018 and in 16 equal quarterly installments thereafter.

(8)
56,250 out of 75,000 restricted stock units granted on June 13, 2013 vested, with 35,500 vesting as a result of the Company's achievement of an EBITDA target in 2014 and 18,750 vesting at the discretion of the Compensation Committee. All remain subject to service vesting through January 1, 2017.

(9)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on January 1, 2015 and 1/16 vesting on each of the next twelve quarterly anniversaries.

(10)
The restricted shares vest ratably over a four-year period, with 3,750 units vesting on December 21, 2013, 3,750 shares vesting on December 21, 2014, 3,750 vesting on December 21, 2015, and 3,750 vesting on December 21, 2016.

(11)
1/3 of the restricted stock units will vest on December 31, 2015 and 1/12 of the Restricted Stock Units will vest on each of the next eight quarterly anniversaries.

Employment Agreements with Named Executive Officers

Mr. Gleysteen's Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement

        Mr. Gleysteen is party to an Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement. This agreement provides that during its term Mr. Gleysteen will continue to be employed by the Company as the Senior Investment Adviser of CIFC Asset Management LLC and Columbus Nova Credit Investments Management, LLC (reporting to the Board, the Chairman or lead director of the Board or any committee of the Board of which the Chairman and/or the lead director of the Board is a member) and will serve as Vice-Chairman of the Board. The Company will pay Mr. Gleysteen a base salary of $600,000 per annum from the effective date of the agreement until December 31, 2015 and $500,000 per annum from January 1, 2016 until December 31, 2016. The agreement provides that Mr. Gleysteen will be entitled to payment of an annual bonus of $350,000 for each of years 2014, 2015 and 2016, payable on January 2, following the end of the applicable year, provided in each case that Mr. Gleysteen's employment has not been terminated prior to December 31 of the applicable year pursuant to certain reasons specified in the agreement. The agreement also provides that in the event of an involuntary termination (as defined in the agreement) of Mr. Gleysteen's employment prior to December 31, 2016, Mr. Gleysteen will be entitled to (i) continued base salary payments through December 31, 2016, (ii) payment of all annual bonuses payable pursuant to the agreement, and (iii) compensation for all accrued but unpaid vacation, sick and personal days through the date of such termination. Mr. Gleysteen is also subject to (i) a non- competition obligation during his active involvement with the Company and, in the event of the termination of Mr. Gleysteen's employment for any reason on or prior to December 31, 2016, thereafter until the first to occur of (x) the date that is six months following the date of termination and (y) December 31, 2016 and (ii) a non-solicitation obligation during his active involvement with the Company and for a period of two years after the termination of his employment for any reason.

Mr. Vaccaro's Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement

        Mr. Vaccaro is party to a Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, as amended and restated. This agreement provides that, upon his termination of employment due to death, disability or by the Company without cause, Mr. Vaccaro will be entitled to (i) 12 months of continued base salary payments, (ii) an amount equal to the average annual bonus paid to Mr. Vaccaro for the three-year period preceding such termination, and (iii) compensation for all accrued but unpaid vacation, sick and personal days through the date of such termination. Such payments are further conditioned upon Mr. Vaccaro signing a release upon such termination of his employment and his continued compliance with the terms of the restrictive covenants contained in the agreement. For these purposes, "cause" exists if he (i) is indicted for any felony or charged with a crime, in each case, that involves dishonesty or moral turpitude, (ii) has breached in any material respect the agreement and, in the case of any such breach which is capable of being cured, such breach shall not have been cured within 30 days after receipt of written notice from the Company detailing such breach or (iii) disregards or refuses to perform his duties to the Company and such disregard or refusal to perform continues for a period of 30 days after receipt of written notice from the Company regarding such disregard or refusal to perform (other than due to disability or temporary disability which, in the reasonable judgment of the Board, causes him to be incapable of devoting such time and energy). Mr. Vaccaro is also subject to non-competition and non-solicitation obligations during his employment with the Company and for a period of one year after the termination of his employment for any reason whatsoever.

Mr. Wriedt's Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement

        Mr. Wriedt is party to a Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, as amended and restated. This agreement provides that, upon his termination of employment due to death, disability or by the Company without cause, Mr. Wriedt will be entitled to (i) 12 months of continued base salary payments, (ii) an amount equal to the average annual bonus paid to Mr. Wriedt for the three year period preceding such termination, and (iii) compensation for all accrued but unpaid vacation, sick and personal days through the date of such termination. Such payments are further conditioned upon Mr. Wriedt signing a release upon such termination of his employment and his continued compliance with the terms of the restrictive covenants contained in the agreement. For these purposes, "cause" exists if he (i) is indicted for any felony or charged with a crime, in each case, that involves dishonesty or moral turpitude, (ii) has breached in any material respect the agreement and, in the case of any such breach which is capable of being cured, such breach shall not have been cured within 30 days after receipt of written notice from the Company detailing such breach or (iii) disregards or refuses to perform his duties to the Company and such disregard or refusal to perform continues for a period of 30 days after receipt of written notice from the Company regarding such disregard or refusal to perform (other than due to disability or temporary disability which, in the reasonable judgment of the Board, causes him to be incapable of devoting such time and energy). Mr. Wriedt is also subject to non-competition and non-solicitation obligations during his employment with the Company and for a period of one year after the termination of his employment for any reason whatsoever.

Mr. Agarwal's Letter Agreement and Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement

        Mr. Agarwal is party to an at-will employment letter agreement. This agreement provides that Mr. Agarwal will receive an annual base salary of $300,000 and, upon the commencement of his employment, a one-time cash payment of $350,000 and a stock option award to purchase 80,000 shares of the Company's common stock. Mr. Agarwal is also eligible to receive an annual bonus payable in accordance with the Company's standard bonus payment polices. In the event Mr. Agarwal terminates his employment with the Company, Mr. Agarwal will be placed on a 30-day garden leave status, during which period he will continue to receive his base salary and benefits, but will not participate in any bonus or other compensation arrangements. Mr. Agarwal is also subject to confidentiality, non-solicitation, non-competition and intellectual property obligations during his employment with the Company and for a period of one year after the termination of his employment for any reason whatsoever.

Mr. Milton's Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement

        Mr. Milton is party to a Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, as amended. This agreement provides that, upon his termination of employment due to death, disability or by the Company without cause, Mr. Milton will be entitled to (i) 6 months of continued base salary payments, (ii) an amount equal to the average annual bonus paid to Mr. Milton for the three year period preceding such termination, and (iii) compensation for all accrued but unpaid vacation, sick and personal days through the date of such termination. Such payments are further conditioned upon Mr. Milton signing a release upon such termination of his employment and his continued compliance with the terms of the restrictive covenants contained in the agreement. For these purposes, "cause" exists if he (i) is indicted for any felony or charged with a crime, in each case, that involves dishonesty or moral turpitude, (ii) has breached in any material respect the agreement and, in the case of any such breach which is capable of being cured, such breach shall not have been cured within 30 days after receipt of written notice from the Company detailing such breach or (iii) disregards or refuses to perform his duties to the Company and such disregard or refusal to perform continues for a period of 30 days after receipt of written notice from the Company regarding such disregard or refusal to perform (other than due to disability or temporary disability which, in the reasonable judgment of the Board, causes him to be incapable of devoting such time and energy). Mr. Milton is also subject to non-competition and non-solicitation obligations during his employment with the Company and for a period of one year after the termination of his employment for any reason whatsoever.

2014 DIRECTOR COMPENSATION

Summary of 2014 Director Compensation

Name	Fees earned or paid in cash	Stock awards	Total
Frederick Arnold(1)	$88,439	$49,993	$138,432
Iosif Bakaleynik(2)	$97,500	$49,993	$147,493
Ehud Barak	$97,500	$49,993	$147,493
Jason Epstein	$102,500	$49,993	$152,493
Peter Gleysteen	—	—	—
Andrew Intrater	$102,500	$49,993	$152,493
Paul F. Lipari(2)	$102,500	$49,993	$152,493
Robert B. Machinist	$211,229	$149,997	$361,226
Marco Musetti	$97,500	$49,993	$147,493
Frank C. Puleo(3)	$59,967	$49,993	$109,960
Daniel K. Schrupp	$94,306	$28,356	$122,662
Jeffrey S. Serota	$115,694	$39,589	$155,283
Stephen F. Smith	$97,778	$28,356	$126,134

(1)
Mr. Arnold resigned from the board on November 4, 2014, at which time his stock awards were forfeited.

(2)
Each of Messrs. Bakaleynik and Lipari have not been re-nominated for election at the Annual Meeting and their respective terms as directors will expire at the Annual Meeting.

(3)
Mr. Puleo resigned from the board on August 20, 2014, at which time his stock awards were forfeited.

Narrative to Director's Compensation Table

        The table above describes the compensation earned by our directors in 2014. Our processes and procedures for considering and determining the amount of compensation we pay our independent directors consist of an annual review of director compensation by the Compensation Committee. Pursuant to its charter, the Compensation Committee recommends to the Board the compensation for the current year, and the Board makes a determination. The charter permits the Compensation Committee to delegate the consideration of director compensation to one or more subcommittees of the Compensation Committee, but the Compensation Committee has not done so to date.

2014 Director Compensation

        In 2014, the Company did not compensate its employee directors.

        During the second quarter of 2014, each of the non-employee directors were granted a restricted stock unit award with an initial value of approximately $50,000 and the Board chairperson was granted an additional restricted stock unit award with an initial value of approximately $100,000 under the Company's Stock Incentive Plan, each of which awards will become fully vested and will settle on the date of the 2015 annual meeting. In connection with their appointment to the Board, during the fourth quarter of 2014, each of Messrs. Schrupp, Serota and Smith were granted a restricted stock unit award with an initial value of approximately $50,000 (pro-rated for the portion of the board term served) under the Company's Stock Incentive Plan, which award will become fully vested and will settle on the date of the 2015 annual meeting. In addition, non-employee directors received the following cash compensation: (i) $80,000 annual retainer fee, paid quarterly in arrears, (ii) $2,500 fee for each full Board meeting attended in person, (iii) $5,000 fee for service on one of the standing committees of the

Board, (iv) $95,000 fee for the Board chairperson, and (v) $30,000 fee for the Audit Committee chairperson.

Restricted Stock Units

        Each of the restricted stock units outstanding represents the right to receive one share of our common stock, subject to acceleration upon the occurrence of certain specified events. The number of restricted stock units may be adjusted, as determined by the Board, in connection with any stock dividends, stock splits, subdivisions or consolidations of shares (including reverse stock splits) or similar changes in our capitalization.

        The following table summarizes the restricted stock units activity related to our Directors:

	2014	2013
Restricted stock units outstanding as of January 1	7,236	103,360
Granted(1)	76,082	17,565
Vested(2)	(7,236)	(113,689)
Forfeited(3)	(11,708)	—

Restricted stock units outstanding as of December 31	64,374	7,236

(1)
During 2014, the Company granted 76,082 service-based restricted stock unit awards to the Company's directors that vest in approximately one year from the date of grant. The awards are entitled to dividend equivalent rights and, as such, the fair value of the awards were determined using the Company's grant date common stock price.

(2)
Vested represents the gross number of restricted stock units settled. During the year ended December 31, 2014, the Company issued 7,236 shares of common stock to settle the last 1/3 annual installment of the restricted stock units granted in 2011.

(3)
Forfeited represents the number of restricted stock units forfeited upon the resignation of certain prior directors.

AUDIT COMMITTEE REPORT

        The following Audit Committee report is submitted by the directors who served on the Audit Committee for the fiscal year ended December 31, 2014 and who reviewed and approved the audited financial statements that were included in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 that was filed with the SEC on March 18, 2015.

        The Audit Committee assists the Board in monitoring the Company's financial reporting process. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP ("Deloitte"), the Company's independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company's financial statements with accounting principles generally accepted in the U.S.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management.

  2.
  The Audit Committee has discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and the independent registered public accounting firm's independence from the Company and its management.

  3.
  The Audit Committee has reviewed written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

  4.
  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014.

        The information contained in this Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C, other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Respectfully submitted,

Stephen F. Smith (Chairman)
Daniel K. Schrupp
Jeffrey S. Serota

FEES OF INDEPENDENT ACCOUNTANTS

        For the years ended December 31, 2014 and 2013, all of the services performed by Deloitte were approved by the Audit Committee. The following table sets forth the services provided by, and aggregate fees paid to, Deloitte for each of the last two years:

Fee	Year	Amount	Description of Services
Audit Fees	2014	$1,833,350	Audit of our 2014 financial statements and review of our financial statements in our Quarterly Reports on Form 10-Q, including an assessment of the effectiveness of our internal controls over financial reporting.
	2013	$2,100,000

Audit of our 2013 financial statements and review of our financial statements in our Quarterly Reports on Form 10-Q, including an assessment of the effectiveness of our internal controls over financial reporting.

Audit-Related Fees	2014	$53,400	Form S-8 and other services.
	2013	—
Tax Fees	2014	$484,000	Preparation of our federal and state income tax returns, other compliance reporting and consultation and discussion on tax-related issues.
	2013	$252,250	Preparation of our federal and state income tax returns, other compliance reporting and consultation and discussion on tax-related issues.
All Other Fees	2014	$2,180
	2013	$2,180
Total Fees	2014	$2,372,930
	2013	$2,354,430

        Our Audit Committee continues to evaluate the terms of the engagement of Deloitte as the Company's independent registered public accounting firm for the year ending December 31, 2015.

        The Company has been advised that a representative of Deloitte will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

Pre-Approval of the Independent Registered Public Accounting Firm's Services

        The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent registered public accounting firm and its affiliates. These policies require the specific pre-approval of any such services that have not received the Audit Committee's general pre-approval or have exceeded the Audit Committee's pre-approved fee levels. These procedures include monitoring the independent registered public accounting firm's services to determine whether they comply with the pre-approval policies and the independent registered public accounting firm's submission of a statement to the Audit Committee that any services it performs that require separate pre-approval comply with the rules of the SEC on auditor independence.

        The Audit Committee pre-approved 100% of the audit-related, tax and other fees described in the table above for 2013 and 2014.

Other Services Provided by the Independent Registered Public Accounting Firm

        The Company is required to consolidate into its financial statements certain variable interest entities ("VIEs"), which include certain of the collateralized loan obligations ("CLOs"), collateralized debt obligations ("CDOs") and other entities the Company manages in accordance with consolidation guidance in the FASB ASC Topic 810—Consolidation, because they are VIEs with respect to which the Company is deemed to be the primary beneficiary. In addition to the services described in the table above, Deloitte was retained by certain of the issuers of these CLOs and CDOs to provide audit-related and tax services. For the year ended December 31, 2014, these audit-related and tax services for the funds that the Company is required to consolidate aggregated $700,573 and $753,951, respectively. For the year ended December 31, 2013, these audit-related and tax services for the funds that the Company is required to consolidate aggregated $674,400 and $586,491, respectively.

ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 2)

        In accordance with Section 14A of the Exchange Act, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve the compensation of our "named executive officers," as described in this proxy statement under "Executive Compensation." Stockholders are urged to read this section of this proxy statement, which discusses our compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation practices.

        The purpose of our compensation practices is to attract and retain experienced, highly qualified executives critical to the Company's long-term success and enhancement of stockholder value. The Board of Directors believes the Company's compensation practices achieve this objective, and therefore recommend stockholders vote "FOR" the proposal. Specifically, stockholders are being asked to approve the following:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED."

        This advisory vote, commonly referred to as a "say on pay" advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company's policies and procedures for the review, approval and ratification of the Company's transactions with related persons consist of various conflict of interest provisions in its Code of Ethics, including that its directors report to the Board any conflict of interest they may have with respect to any matter being considered by the Board and that the Company's related persons involved in the Company's portfolio management obtain the prior approval of the Company's Chief Compliance Officer for their personal purchases of securities in private offerings.

        Since January 1, 2014, the Company has entered into certain transactions, summarized below, that exceeded $120,000 in amount and in which the Company's related persons—in general, the Company's directors, executive officers and their immediate family members—had or would have a direct or indirect material interest.

  •
  DFR Holdings is considered a related party as a result of its ownership of approximately 18.8 million shares of the Company's common stock, a portion of which was issued as part of the consideration for the Company's June 9, 2010 acquisition of Columbus Nova Credit Investments Management, LLC (the "CNCIM Acquisition"). On July 12, 2014, the Company converted $25.0 million aggregate principal amount of outstanding Senior Subordinated Notes of the Company due December 9, 2017 (the "Convertible Notes") into 4.1 million shares of the Company's common stock. In addition, DFR Holdings holds warrants that provide the holder the right to purchase 2.0 million shares of the Company's voting common stock, which were scheduled to expire on September 24, 2014. On September 22, 2014, the warrants were extended to September 24, 2015 in exchange for cash of $0.2 million. During the years ended December 31, 2014 and 2013, DFR Holdings received $1.5 million and $1.5 million, respectively, in deferred purchase payments from the Company in respect of the CNCIM Acquisition. On August 15, 2014, the Company entered into a consulting agreement with DFR Holdings whereby DFR Holdings agreed to provide the Company with ongoing advisory services such as the participation in financial, tax and strategic planning/budgeting, investor interface, new product initiatives, fund raising and recruiting. As part of the consulting agreement, the Company incurred professional fees of $2.0 million for the year ended December 31, 2014.

  •
  During the year ended December 31, 2014, the following members of our board made the following investments:

  •
  Iosif Bakaleynik, through an entity in which his is the sole equity holder, purchased $250,000 of Series B interests in the CIFC CLO Warehouse Fund and $250,000 of interests in the CIFC CLO Co-Investment Fund.

  •
  Jason Epstein purchased $250,000 of interests in the CIFC CLO Co-Investment Fund.

  •
  Peter Gleysteen, through an entity of which he is a beneficial owner, purchased $1,000,000 of interests in the CIFC CLO Co-Investment Fund.

  •
  Andrew Intrater, through an entity in which he is a 50% equity holder, purchased $300,000 of Series B interests in the CIFC CLO Warehouse Fund and $300,000 of interests in the CIFC CLO Co-Investment Fund.

  •
  During the year ended December 31, 2014, the following executive officers made the following investments:

  •
  Stephen Vaccaro purchased $250,000 of interests in the CIFC CLO Co-Investment Fund.

  •
  Oliver Wriedt purchased $250,000 of Series B Interests in the CIFC CLO Warehouse Fund and, through a pension plan of which he is the beneficial owner, $250,000 of interests in the CIFC CLO Co-Investment Fund.

 STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders who intend to present proposals at the Company's annual meeting of stockholders in 2016 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than February 16, 2016. Stockholders who intend to present proposals at the annual meeting of stockholders in 2016 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2016, proper notice of the proposal be received by us not less than 90 days or more than 120 days prior to the first anniversary of the date of the Annual Meeting. Stockholder proposals should be addressed to CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177, Attention: Secretary.

OTHER MATTERS

        We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

        Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 which we filed with the SEC, including financial statements and schedules. If the person requesting the report was not a stockholder of record on June 15, 2015, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177, Attention: Secretary.

By Order of the Board of Directors,

Robert C. Milton, III General Counsel and Secretary

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 CIFC CORP. This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder(s) of CIFC Corp., a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on June 26, 2015 at 9:00 a.m. EDT (the "Meeting"). The undersigned stockholder(s) of the Company hereby appoint(s) Robert C. Milton III and Jeanette Miller or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Meeting to be held at the offices of CIFC Corp, 250 Park Avenue, 4th Floor, New York, New York 10177, or at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted "FOR" all director nominees, and "FOR" Proposal Nos. 2 and 3. (continued and to be signed on reverse side) Directions to the Company's Annual Meeting of Stockholders are posted on the "Our Shareholders" section of the Company's internet web site, http://www.cifc.com, and may also be obtained by contacting the Company's Investor Relations Department by email at Investor@cifc.com or by phone at (646) 367-6633. 1.1

ANNUAL MEETING OF STOCKHOLDERS OF CIFC CORP. To be held on June 26, 2015 at 9:00 a.m. EDT at the offices of CIFC Corp. 250 Park Avenue, 4th Floor, New York, New York 10177 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/16009/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect ten directors to serve on the board of directors of CIFC Corp. until the next annual meeting of stockholders and until their successors have been duly elected or appointed and qualified. O Paolo Amato O Ehud Barak O Jason Epstein O Peter Gleysteen O Andrew Intrater O Robert B. Machinist O Marco Musetti O Daniel K. Schrupp O Jeffrey S. Serota O Stephen F. Smith 2. To approve, by an advisory (non-binding) vote, the compensation of our named executive officers. 3. To approve any adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal Nos. 1 or 2. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is June 15, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 21033000000000000000 7 062615 FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF CIFC CORP. To be held on June 26, 2015 at 9:00 a.m. EDT at the offices of CIFC Corp. 250 Park Avenue, 4th Floor, New York, New York 10177 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT on June 25, 2015. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. x COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/16009/ THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 21033000000000000000 7 062615 1. To elect ten directors to serve on the board of directors of CIFC Corp. until the next annual meeting of stockholders and until their successors have been duly elected or appointed and qualified. O Paolo Amato O Ehud Barak O Jason Epstein O Peter Gleysteen O Andrew Intrater O Robert B. Machinist O Marco Musetti O Daniel K. Schrupp O Jeffrey S. Serota O Stephen F. Smith 2. To approve, by an advisory (non-binding) vote, the compensation of our named executive officers. 3. To approve any adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal Nos. 1 or 2. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is June 15, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: FOR AGAINST ABSTAIN